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Exhibit 10.20

KIOSK AGREEMENT

        THIS AGREEMENT (the "Agreement") is entered into on July 1, 2005 (the "Effective Date") by and between Crocs, Inc., a Colorado Corporation ("Crocs"), and Crocodile Kiosk, LLC ("Crocodile"). For good and valuable consideration and in exchange of the promises and covenants contained herein, the parties agree as follows:

1.     DEFINITIONS.

        "Crocs Marks" means all trademarks, service marks, trade names, logos or other words or symbols identifying or associated with the Products or the business of Crocs.

        "Customer" means entities and individuals that intend to use the Products for their own internal purposes and not for further distribution.

        "Kiosk" means a free standing kiosk located in an airport terminal which is intended to be used to sell Crocs brand goods.

        "Products" mean all of the products manufactured or distributed by Crocs, as more specifically described in Addendum A.

        "Licensee/Franchisee" means third parties who have contracted with Crocodile and who are granted the rights by Crocodile to sell Products under the Crocs Marks.

        "Licensee/Franchisee Agreement" means a written agreement between Crocodile and third parties granting Licensee/Franchisee the right to sell Products in Kiosks under the Crocs Marks in the Territory and which contains terms and conditions at least as protective of Crocs and Crocs' rights as those contained herein. Such agreements shall have a term of ten (10) years with termination provisions if performance goals are not met. Said agreements shall allow for five (5) year renewal periods if certain performance obligations are met. All performance obligations shall be determined by Crocodile on a case by case basis.

        "Territory" means airport locations worldwide.

2.     APPOINTMENT AND RIGHT TO LICENSE/FRANCHISE.

        2.1   Subject to the terms and conditions of this Agreement, Crocs hereby grants to Crocodile during the Term (as defined in Section 5) an exclusive right to license and or franchise Licensee/Franchisees to sell Products in Kiosks under the Crocs Marks in the Territory. In addition, Crocs grants Crocodile the non-exclusive right to sell Products to other approved venues in the Territory.

        2.2   Subject to the terms and conditions of this Agreement, Crocs hereby grants Crocodile during the Term a non-exclusive, non-sublicensable, non-transferable right to use Crocs Marks in accordance with the usage guidelines for the Crocs Marks established by Crocs from time to time for the sole purpose of exercising the rights set forth in this Agreement.

        2.3   Subject to the terms and conditions of this Agreement, Crocs hereby grants Crocodile a non-exclusive, non-sublicensable, non-transferable right to license and or franchise third parties pursuant to a License/Franchise Agreement to use Crocs Marks in accordance with the usage guidelines established by Crocs for the Crocs Marks from time to time for the sole purpose of marketing and selling the Products to Customers from Kiosks under the Crocs Marks within the Territory. Crocs shall retain sole control over Crocodile's and Licensee/Franchisee's use of the Crocs Marks. Crocodile acknowledges and shall ensure all Licensee/Franchisees acknowledge that the goodwill with respect to the Crocs Marks belongs solely to Crocs and that the goodwill associated with use of the Crocs Marks by Crocodile Licensee/Franchisee will inure solely to the benefit of Crocs.

        2.4   Subject to the terms and conditions of this Agreement, Crocs hereby grants Crocodile a non-exclusive, non-sublicensable, non-tranferable right to allow its Licenee/Franchisee's to use the name "Crocs Kiosk" as the name of the Kiosks, provided however, such right shall only be granted in the event such Licensee/Franchisee's agree to sell only Crocs Products on their respective Kiosks. Crocs may approve limited items that are not branded by Crocs on a case by case basis. Such products must be approved by Crocs prior to being sold or displayed in any Kiosk. Subject to approval by Crocs, which shall not be unreasonably withheld, Crocodile may authorize its Licensee/Franchisee's to sell products from a Kiosk bearing a name that does not include the name "Crocs." Such Kiosks shall be permitted to use the phrase "Featuring Crocs" in connection with their approved name. Such Kiosks shall be permitted to carry products that do not compete with or diminish the marketing, appearance or value of the Products or the Crocs brand. Crocs, at its discretion, may require Crocodile to have any products that Crocs deems to be competitive or non-complementary to the Products or the Crocs brand removed from any and all Kiosks and restricted from further sale. Crocodile agrees to include terms in all Licensee/Franchisee Agreements that grant Crocodile the right to require the removal and prohibit the sale of any product which Crocs deems competitive or non-complementary.

        2.5   Crocodile agrees to assign any and all business names, domain names, trademarks or any other registrations or protected rights containing the name "Crocs" or any derivative thereof.

        2.6   All rights not expressly granted to Crocodile herein are reserved by Crocs. All approval rights retained by Crocs are for the purpose of controlling the use and quality of the Crocs Marks and not to govern Crocodile's or Licensee/Franchisees' day to day operations.

        2.7   Crocodile may use the Crocs Marks solely in the performance of its rights and obligations under this Agreement. Crocodile must and must obligate all Licensee/Franchisees to use only signage and point of sale displays purchased from Crocs and to display the Crocs Marks in connection with the marketing, sale or support of Products with an appropriate trademark or other notice (such as ® or ™) or other notice of proprietary rights in the Crocs Marks as instructed by Crocs. Crocodile must not and must obligate Licensee/Franchisees to not attach any additional trademarks or trade names to any Products and must not remove or alter any Crocs Marks or other trademark or notice affixed by Crocs to Products. Crocodile must and must obligate all Licensee/Franchisees to obtain Crocs' express prior written approval for each use of the Crocs Marks in advertising or other materials, and must not deviate from any approved uses without obtaining further written approval from Crocs, which shall not be unreasonably withheld. Crocs will notify Crocodile of its approval or rejection within 10 days of submission to Crocs. Crocodile must and must obligate all Licensee/Franchisees to immediately change or discontinue any use of any Crocs Marks as may be reasonably requested by Crocs.

        2.8   Crocodile must ensure that all advertising, promotional or other uses of the Crocs Marks by Crocodile or Licensee/Franchisees must at all times (i) conform to the quality standards specified by Crocs from time to time, and (ii) be in full compliance with all applicable laws and regulations in the Territory. Crocs has the right, at all reasonable times, to inspect the manner in which Crocodile and Licensee/Franchisees use the Crocs Marks. Such inspection may, at the election of Crocs, be by personal visit to Crocodile or Licensee/Franchisees facilities or by written request for information or samples. Crocodile must and must obligate all Licensee/Franchisees to cooperate with such inspections. For Kiosks using the "Crocs Kiosk" name, all advertising artwork shall be supplied by Crocs and shall be submitted to Crocodile within ten days of any advertising or advertising changes so requested.

        2.9   Crocodile acknowledges and agrees and shall obligate each Licensee/Franchisee to acknowledge and agree that Crocs is the sole and exclusive owner of the Crocs Marks (whether or not such Crocs Marks are registered), and Crocodile must not and must obligate each Licensee/Franchisee to not take or encourage any action, during or after the Term, that will in any way impair the rights of

Crocs in and to the Crocs Marks or the goodwill inherent therein. At Crocs' expense, Crocodile must sign any lawful documents, make any lawful declaration or provide any lawful declarations reasonably requested by Crocs in connection with any trademark application or registration for the Crocs Marks, and Crocodile shall obligate Licensee/Franchisees to do the same.

3.     CROCODILE RESPONSIBILITIES.

        3.1   Crocodile will use its best efforts to promote the sale of the Products from Kiosks under the Crocs Marks in the Territory. Crocodile shall obligate each Licensee/Franchisee to do the same.

        3.2   Crocodile shall not and shall obligate all Licensee/Franchisees to not make any reference or claim about Crocs or the Products other than presenting current information that has been published by Crocs or approved by Crocs in writing.

        3.3   Crocodile shall not and shall obligate all Licensee/Franchisees to not use deceptive, misleading, illegal or unethical practices in marketing and selling the Products to Customers from Kiosks within the Territory. Further, Crocodile shall not and shall obligate all Licensee/Franchisees to not advertise, promote or take other action or use any medium of advertising or promotion with respect to the Products that is not directed primarily to Customers at airports located in the Territory.

        3.4   Crocodile shall and shall obligate all Licensee/Franchisees to comply with all applicable laws and regulations in performing its duties under this Agreement, including, without limitation, all state and federal laws related to or governing the offer of sale and sale of franchises. As between Crocodile and Crocs, Crocodile shall be solely responsible for preparing and filing all legal documents and making all registrations necessary to comply with such laws and regulations. The parties hereby acknowledge and agree that the relationship contemplated herein does not create a franchisor-franchisee relationship as between Crocs and Crocodile or Crocs and any third party.

        3.5   If Crocodile fails to meet the performance requirements set forth in Addendum A, Crocs may, in its sole discretion and upon written notice to Crocodile, terminate the portion of this Agreement covering exclusivity in the Territory. In such an event, Crocodile would be allowed to continue to enter into License/Franchise Agreements on a non-exclusive basis in accordance with this Agreement, the remaining terms of which shall remain in full force and effect.

        3.6   Crocodile shall keep Crocs informed as to any problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to Crocs any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent. Crocodile shall obligate each Licensee/Franchisee to do the same.

        3.7   Crocodile shall ensure that all of the obligations and restrictions with regard to Crocodile set forth in this Agreement (including without limitation those in Sections 2 and 3) are included in each Licensee/Franchisee Agreement and that all Licensee/Franchisees are bound to such terms and conditions.

4.     ORDERS AND CREDIT.

        4.1   For orders that will be shipped directly to Licensee/Franchisee's by Crocs, Crocodile shall obligate each Licensee/Franchisee in writing to order and purchase such Products pursuant to Crocs then-current order and payment policies and procedures. Crocodile shall obligate each Licensee/Franchisee in writing to use signage and point of sale displays purchased from Crocs. Sales to Licensee/Franchisee's in the following countries shall be placed with Crocodile Distribution, a Crocs distributor: Mexico, Dominican Republic, Costa Rica and Cuba.

        4.2   At least five (5) days prior to executing any Licensee/Franchisee Agreement with any prospective Licensee/Fanchisee, Crocodile shall notify Crocs in writing of such prospective Licensee/

Franchisee and provide Crocs with such party's name and address. Upon Crocs' request, Licensee shall provide Crocs with any requested information regarding a prospective Licensee/Franchisee necessary to allow Crocs to check such prospective Licensee/Franchisee's credit and payment history. In the event a prospective Licensee/Franchisee does not meet Crocs' credit criteria, Crocs may refuse payment terms and/or require adequate security (in Crocs' discretion) prior to issuing credit. Crocs reserves the right to revoke credit terms, hold shipments or place any Licensee/Franchisee on credit hold for failure to pay invoices in a timely manner. This Section 4.2 shall not apply to Licensee/Franchisee's located in the following countries: Mexico, Dominican Republic, Costa Rica and Cuba.

        5.     TERM. Unless terminated earlier in accordance with the terms herein, the right to enter into License/Franchise Agreements with third parties pursuant to this Agreement, including the right of exclusivity in the Territory shall commence on the Effective Date and continue for a period of ten (10) years (the "Initial Term"). These rights shall automatically terminate upon the expiration of the Initial Term. The rights hereunder which are necessary to maintain, service and comply with Licensee/Franchisee Agreements that exist at the conclusion of the Initial Term shall remain in effect and shall not terminate until the earliest of the following occurs: (i) all Licensee/Franchisee Agreements have been concluded or Terminated; (ii) Crocodile ceases service and maintenance to any of the Licensee/Franchisees during the term of their respective Licensee/Franchisee Agreement; or (iii) fifteen years from the effective date of the last Licensee/Franchisee Agreement entered into prior to the conclusion of the Initial Term.

        6.     CONFIDENTIAL INFORMATION. "Confidential Information" means (a) any business or technical nonpublic information of Crocodile or Crocs, including but not limited to any information relating to either party's products, services, prices, marketing plans, business opportunities, or personnel, (b) any other information of Crocodile or Crocs that is specifically designated by the disclosing party as confidential or proprietary, and (c) the terms and conditions of this Agreement. Confidential Information shall not include information that (i) is in or enters the public domain without breach of this Agreement through no fault of the receiving party, (ii) the receiving party was demonstrably in possession of prior to first receiving it from the disclosing party, (iii) the receiving party can demonstrate was developed by the receiving party independently and without use of or reference to the disclosing party's Confidential Information, or (iv) the receiving party receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation. Each party shall maintain the Confidential Information of the other party in strict confidence during the Term and until such information enters one of the categories set forth in (i)—(iv) above. Each party shall exercise no less than reasonable care with respect to the handling and protection of such Confidential Information. Each party shall use the Confidential Information of the other party only during the term of this Agreement and as expressly permitted herein, and shall disclose such Confidential Information only to its employees and independent contractors as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein). Notwithstanding the above, the receiving party may disclose Confidential Information of the disclosing party pursuant to a valid order or requirement of a court or government agency, provided that the receiving party first gives reasonable notice to the disclosing party to contest such order or requirement. Any such disclosure by the receiving party of the Confidential Information of the disclosing party, shall, in no way, be deemed to change, affect or diminish the confidential status of such Confidential Information.

7.     WARRANTY AND DISCLAIMER.

        7.1   Mutual Warranty. The parties have the power and the authority to execute and perform this Agreement.

        7.2   EXCEPT AS EXPRESSLY SET FORTH ABOVE, CROCS MAKES NO WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY

WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IN NO EVENT SHALL CROCS BE LIABLE FOR INJURIES TO PERSONS OR PROPERTY FOR INCIDENTAL, CONTINGENT, SPECIAL OR CONSEQUENTIAL DAMAGES FOR WHICH LIABILITY MAY BE DISCLAIMED UNDER APPLICABLE LAW.

8.     INDEMNIDICATION.

        8.1   By Crocodile. Crocodile shall indemnify and defend Crocs from and against all third party claims arising out of or related to this Agreement, any Licensee/Franchisee Agreement or any Licensee/Franchisee's use of the Products.

        8.2   By Crocs. Crocs agrees to indemnify, hold harmless and defend Crocodile against all third party claims arising from any loss or claim arising out of inherent defects in any of Crocs' Products existing at the time such product is sold by Crocs.

        8.3   Indemnification Procedure. The indemnifying party's indemnification obligations under this Section 8 are conditioned upon the indemnified party (a) giving prompt notice of the claim to the indemnifying party; (b) granting sole control of the defense or settlement of the claim or action to the indemnifying party; and (c) providing reasonable cooperation to the indemnifying party and, at the indemnifying party's request and expense, assistance in the defense or settlement of the claim.

9.     LIMITATION OF LIABILITY. EXCEPT FOR BREACHES OF OBLIGATIONS IN SECTIONS 2, 6 AND 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, SUFFERED BY THE OTHER PARTY, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTIONS OR OTHER ECONOMIC LOSS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY USE OF OR FAILURE TO BE ABLE TO USE THE PRODUCTS.

10.   TERMINATION. This Agreement may be terminated by either party with thirty (30) days prior written notice to the other party upon the material breach by the other party of any of its obligations under the Agreement, which breach has not been cured within thirty (30) days after the breaching party has received notice thereof. This Agreement will terminate automatically if all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty (60) days, or the other party is adjudged bankrupt. Crocs may terminate the portion of this Agreement covering exclusivity in the Territory upon written notice to Crocodile if Crocodile fails to meet the performance requirements as described in Addendum A. Upon termination of this Agreement by either party or naturally at the end of the term all rights and licenses of Crocodile and obligations of and restrictions on Crocs hereunder shall terminate, except that Crocodile will return all Confidential Information, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof), Crocodile will cease using Crocs Marks, and the provisions of Sections 5 through 11 of this Agreement shall remain in effect.

11.   GENERAL TERMS.

        11.1 Force Majeure. If the performance of any obligation under this Agreement, except the making of payments, is prevented or interfered with by a Force Majeure (any act or condition whatsoever beyond the reasonable control of and not occasioned by the fault or negligence of the affected party), the party so affected shall be excused from such performance to the extent of such prevention or interference.

        11.2 Dispute Resolution. Any unresolved disputes between the parties relating to or arising from this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") before a single neutral and competent arbitrator selected in accordance with the AAA Rules. Such arbitration shall be held in Boulder, Colorado and conducted in the English language. The cost and expense of arbitration shall be shared equally by the parties to the arbitration, regardless of which party or parties prevail. The arbitration shall be conducted in accordance with the following time schedule unless otherwise mutually agreed to in writing by the parties: (i) no later than thirty (30) days after the appointment of the arbitrator, the arbitrator shall schedule a hearing on the dispute and (ii) within thirty (30) business days after the date of the hearing referenced in clause (i), the arbitrator shall render a decision. The decision or award of the arbitrator shall be final and binding upon the parties, and to the same extent and to the same degree as if the matter had been adjudicated by a court of competent jurisdiction and shall be enforceable under the Federal Arbitration Act. However, the parties agree that any breach of a party's confidentiality obligations and the license grant and restrictions set forth in this Agreement will result in irreparable injury to the other party for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of such obligations, the non-breaching party will be entitled to seek equitable relief in addition to its other available legal remedies without submitting such matter to arbitration. Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Denver, Colorado for any action seeking injunctive relief hereunder.

        11.3 Miscellaneous. The parties are independent contractors and nothing in this Agreement shall be construed to create a partnership, joint venture or employment relationship or franchise relationship between the parties. This Agreement and the Addenda, which are incorporated herein by reference, sets forth the entire agreement between the parties and supersedes any and all prior proposals, agreements or communications, written or oral, of the parties with respect to the subject matter hereof. This Agreement may not be modified, altered or amended, except by written instrument duly executed by both parties. In the event there are conflicting terms in the body of this Agreement and the Addendum, the terms in the body of this Agreement shall control. No failure or delay by either party in exercising any right hereunder will operate as a waiver thereof. Crocodile may not assign, sublease or transfer this Agreement to any third party without the express written consent of Crocs. For the purposes of this Agreement, any dissolution, merger, consolidation or other reorganization of Crocodile, or sale or other transfer of a controlling percentage of the ownership interest or assets shall be considered an Assignment. Crocs agrees to not unreasonably withhold its consent. Crocs shall have a right of first refusal prior to any sale of all or substantially all of the assets or ownership interests of Crocodile. Crocs shall have thirty days to evaluate whether to match any such offer in connection with its first right of refusal. This Agreement will be binding on the parties, their successors and permitted assigns. This Agreement will be construed under the laws of the State of Colorado, without regard to its conflicts of law principles. The English language version of this Agreement shall be controlling in the interpretation or application of the terms of this Agreement. If any provision of this Agreement is found invalid or unenforceable by an arbitrator or a court of competent jurisdiction, the remaining portions shall remain in full force and effect. All notices required under this Agreement shall be (a) in writing, and (b) deemed to have been duly made and received when (i) personally served, (ii) delivered by commercially established courier service, or (iii) ten (10) days after deposit in mail via certified mail, return receipt requested, to the addresses specified on the first page of this Agreement or at such other address as the parties shall designate in writing from time to time. Each person executing this Agreement and the Addendum on behalf of any entity hereby represents and warrants that he or she is duly authorized and has full authority to execute and deliver this Agreement and the Addendum. This Agreement may be executed simultaneously in two or more counterparts, each or which will be considered an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date above.

CROCS, INC.:		CROCODILE, LLC:
By:	/s/ LYNDON V. HANSON III (Authorized Signature)	By:	/s/ CARL J. VERTUCA, JR. (Authorized Signature)
Lyndon V. Hanson III		Carl J. Vertuca, Jr.
	Printed Name		Printed Name
V.P. Manufacturing		Member/Manager
	Title		Title

ADDENDUM A

I.
Products

All Crocs Products that have been released for sale to the network of retail outlets carrying Crocs products in the United States.

II.
Territory

        The entirety of all airports Worldwide

III.
Performance Requirements

        In order to maintain the exclusivity of the licenses granted to Crocodile by Crocs as set forth in Section 2.1 of this Agreement, Crocodile must:

  •
  have six Kiosks open and operating from which a Licensee/Franchisee is actively and continuously selling the Products upon the two (2) year anniversary of the Effective Date ("Anniversary")

  •
  have added at least three (3) Kiosks in each twelve (12) month period following the second anniversary of the Effective Date.

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  Exhibit 10.20
KIOSK AGREEMENT
ADDENDUM A